INDEPENDENT AUDITOR'S CONSENT



We consent to the reference to our firm under the caption "Independent Auditors" in the Prospectus of The E.I.I. Realty Securities Fund.

                                                      /s/ERNST & YOUNG LLP
                                                      --------------------
                                                      ERNST & YOUNG LLP

New York, New York
February 10, 1998